As filed with the Securities and Exchange Commission on May 28, 2003

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

________________

LANDSTAR SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1313069
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

13410 Sutton Park Drive South
Jacksonville, Florida 32224
(Address of Principal Executive Offices
including Zip Code)

Landstar System, Inc.
Directors Stock Compensation Plan
(Full title of the Plan)

Robert C. LaRose
Vice President, Chief Financial Officer
and Secretary
13410 Sutton Park Drive South
Jacksonville, Florida 32224
(904) 398-9400
 (Name, address and telephone number of agent for service)

___________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $ .01 per share	48,500 (1)	$58.21 (2)	$2,823,185 (2)	$228.40

(1)

Consists of shares of Common Stock to be issued pursuant to the Landstar System, Inc. Directors Stock Compensation Plan (the "Plan").  Such number of additional shares as may be issuable pursuant to the operation of the recapitalization provisions under the Plan are hereby also registered.

(2)

Computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee, based upon an assumed price of $58.21 per share, which was the average of the high and low prices of Landstar System, Inc. Common Stock on May 21, 2003, as quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference

Incorporated by reference in this Registration Statement are the following documents heretofore filed by Landstar System, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

a.

The Company's latest annual report filed pursuant to sections 13(a) or 15(d) of the Exchange Act;

b.

All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

c.

The description of the Company's Common Stock, par value $ .01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modified or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.

Description of Securities

Not applicable.

Item 5.

Interests of Named Experts and Counsel

None.

Item 6.

Indemnification of Directors and Officers

The Company's Amended and Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages from the director's breach of fiduciary duty as a director, with certain limited exceptions.

Pursuant to the provisions of section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding.  The power to indemnify applies only if such person acted in good faith and in a manner the person reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to section 145, to indemnification against expenses reasonably incurred in connection with such defense.

The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification to officers and directors of the Company to the fullest extent permitted by the Delaware General Corporation Law.  In addition, the Company has entered into indemnification agreements with its directors and officers which will also provide indemnification to the fullest extent permitted by the Delaware General Corporation Law.

Item 7.

Exemption from Registration Claimed

Not applicable.

Item 8.

Exhibits

An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on page 8.

Item 9.

Undertakings

(a)

Rule 415 Offering.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any Prospectus required by section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(ii)

To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Subsequent Exchange Act Documents.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Indemnification.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida on the 28th day of May, 2003.

LANDSTAR SYSTEM, INC.

By: /s/ Robert C. LaRose
       Robert C. LaRose
       Vice President, Chief Financial Officer
      and Secretary

Each person whose signature appears below does hereby make, constitute and appoint Henry H. Gerkens and Robert C. LaRose and each of them, with full power to act without the others, his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as a director or officer of Landstar System, Inc. (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of shares of the Company's Common Stock, par value $.01 ("Common Stock"), in connection with the Landstar System, Inc. Directors Stock Compensation Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the Commission in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures

Title

Date

*

Chairman of the Board & Chief

May 28, 2003

Jeffrey C. Crowe

Executive Officer (Principal

Executive Officer)

*

President & Chief Operating

May 28, 2003

Henry H. Gerkens

Officer; Director

/s/ Robert C. LaRose

Vice President & Chief Financial

May 28, 2003

Robert C. LaRose

Officer (Principal Accounting

Officer); Secretary

*

Director

May 28, 2003

David G. Bannister

*

Director

May 28, 2003

Ronald W. Drucker

*

Director

May 28, 2003

Merritt J. Mott

*

Director

May 28, 2003

William S. Elston

*

Director

May 28, 2003

Diana M. Murphy

* The undersigned, by signing his name hereto, does hereby execute this Registration Statement pursuant to powers of attorney filed as exhibits to this Registration Statement.

By: /s/ Robert C. LaRose

Robert C. LaRose

Attorney-in-fact

Index to Exhibits

Exhibit No.

Description of Exhibit

4.1

Specimen of Common Stock Certificate.  (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-57174))

4.2

Third Amended and Restated Credit Agreement, dated December 20, 2001, among LSHI, Landstar, the lenders named therein and JPMorgan Chase Bank as administrative agent (including exhibits and schedules thereto).  (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on December 21, 2001 (Registration No. 0-21238))

5

Opinion of Debevoise & Plimpton (filed herewith).

23.1

Consent of KPMG LLP (filed herewith).

23.2

Consent of Debevoise & Plimpton (included in Exhibit 5).

24

Powers of Attorney (filed herewith - see pages 6-7 of the Registration Statement).

99

Landstar System, Inc. Directors Stock Compensation Plan.  (Incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 24, 2003)

Exhibit 5

[Letterhead of Debevoise & Plimpton]

May 28, 2003

Landstar System, Inc.
13410 Sutton Park Drive South
Jacksonville, Florida 32224

Dear Sirs:

We have acted as counsel to Landstar System, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to 48,500 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the Landstar System, Inc. Directors Stock Compensation Plan (the "Plan").

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below, including, without limitation, a Certificate of Inspector of Election, dated, May 15, 2003, signed by Luis C. Ortiz in his capacity as the Inspector of Election of the Company with respect to the matters considered at the 2003 Annual Meeting of the Company's Stockholders held on May 15, 2003.

Based on the foregoing, we are of the opinion that the authorized but not previously issued shares of Common Stock that may be issued under the Plan have been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

Consistent with Item 8 of Part II of Form S-8 Registration Statement under the Securities Act of 1933, as amended (the "Securities Act "), we express no opinion with respect to any matters relating to any previously issued shares of Common Stock that may be issued under the Plan. We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Debevoise & Plimpton

Exhibit 23.1

[Letterhead of KPMG LLP]

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Landstar System, Inc.:

We consent to incorporation by reference in this Registration Statement on Form S-8 of Landstar System, Inc. of our reports dated February 5, 2003 relating to the consolidated balance sheets of Landstar System, Inc. and subsidiary as of December 28, 2002 and December 29, 2001, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years ended December 28, 2002, December 29, 2001 and December 30, 2000, and all related financial statement schedules, which reports appear in the December 28, 2002 annual report on Form 10-K of Landstar System, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” effective December 30, 2001.

/s/ KPMG LLP

Jacksonville, Florida

May 28, 2003